As filed with the U.S. Securities and Exchange Commission on April 17, 2006. Registration No._________

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM SB-2
             Registration Statement Under the Securities Act of 1934

                            MISTRAL VENTURES INC.
                --------------------------------------------
               (Name of Small Business Issuer in Its Charter)

            NEVADA			   1000		  20-2745790
 ----------------------------    ------------------  ----------------
(State or Other Jurisdiction     (Primary Standard   (I.R.S. Employer
    of Incorporation or           Classification     Identification No.)
      organization)			  Number)

                    711- South Carson Street, Suite #4,
                           Carson City NV, 89701
                          Telephone: 775-881-3478
    ------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  The Law Office of Michael M. Kessler Esq.
                    3436 American River Drive, Suite 11
                          Sacramento, CA  95864
           Phone: (916) 239-4000	  Fax: (916) 239-4008
    -------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box andlist the Securities Act registration statement number of the earlier effective registration statement for the same offering.( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )



If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ( )


-------------------------------------------------------------------------
                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------


Title of          Number          Proposed     Proposed
each Class        of              Offering     Maximum       Amount of
of Securities     Shares          Price        Aggregate     Registration
to be             to be           per Unit     Offering      Fee (1)
Registered        Registered(2)   (3)          Amount(4)
-------------------------------------------------------------------------
Units            2,000,000        $ .05        $100,000        $ --

Common Stock     2,000,000        $ .05        $100,000        $11.77

Common Stock
Underlying
Purchase
Warrants         4,000,000        $ .10        $400,000        $47.08
-------------------------------------------------------------------------
Total            6,000,000                     $500,000        $58.85
-------------------------------------------------------------------------

(1) Registration Fee has been paid via Fedwire for this registration.

(2) We intend to offer, on a best efforts basis, 2,000,000 Units of our common stock. One Unit consists of one share of common stock and two warrants. In the event we do not sell all of the Units before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) This is an initial offering and no current trading market exists for our common stock.

(4) Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.10 per Share for a period of two years from the effective date of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              PROSPECTUS
                      MISTRAL VENTURES INC.
                   2,000,000 Units at $.05 per Unit
  consisting of 2,000,000 shares of Common Stock at $.05 per share and 4,000,000 warrants to purchase shares of Common Stock at $.10 per share
  ------------------------------------------------------------------------
This is the initial offering of Common Stock of Mistral Ventures Inc. and no public market currently exists for the securities being offered. Mistral Ventures Inc. is offering for sale a total of 2,000,000 Units of Common Stock on a "self-underwritten" basis, which means that our officer and sole director will attempt to sell the shares. Our officer and sole director, John Xinos, will receive no proceeds or commissions from the sale of these shares. Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering. There is no required minimum number of shares to be purchased by any individual purchaser. The offering is being made on a "best efforts," " all-or-none" basis which means that we have to sell all of the shares before we can use any of the proceeds.

We will place all funds from the offering in a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the Units in this offering. If all Units are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned promptly to investors, without interest or deduction. The Units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus.

Mistral Ventures Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase Units if you can afford a complete loss of your investment. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved of these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

----------------------------------------------------------------------
                        Public      Underwriting      Proceeds
                       Offering      or Sales         to Us (1)
                        Price       Commissions
                                      Per Unit
----------------------------------------------------------------------
Common Stock            $.05           $ 0             $100,000

Common Stock
Underlying Warrants     $.10           $ 0             $400,000 (2)
----------------------------------------------------------------------

1. The proceeds to us are shown before deduction for legal, accounting, printing and other expenses, estimated at $6,500.

2. Assumes exercise of all warrants within a two-year period; however, there is no guarantee that any or all of the warrants will ever be exercised.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comments and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.
























             Subject to Completion, Dated April 12, 2006

                          TABLE OF CONTENTS
                          =================

                                                           Page No.

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . 4
        General Information . . . . . . . . . . . . . . . . . . . 4
        Offering . . . . . . . . . . . . . . . . . . . . . . . . .4
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . .  8
        Risks Associated with our Company . . . . . . . . . . . . 8
        Risks Associated with this Offering . . . . . . . . . . .10
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . 12
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .12
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . .13
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . 14
     	Offering will be Sold by Our Officer and Director . . . .14
     	Terms of the Offering . . . . . . . . . . . . . . . . . .15
     	Deposit of Offering Proceeds . . . . . . . . . . . . . . 15
     	Procedures for and Requirements for Subscribing	. . . . .16
     	Exercise of Warrants . . . . . . . . . . . . . . . . . . 16
LEGAL PROCEEDINGS	. . . . . . . . . . . . . . . . . . . .  16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . .16 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .17
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . .18
INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . .19
DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES . . . . . . . . . 19
ORGANIZATION WITHIN LAST FIVE YEARS . . . . . . . . . . . . . . .19
DESCRIPTION OF OUR BUSINESS . . . . . . . . . . . . . . . . . . .20
     	Glossary . . . . . . . . . . . . . . . . . . . . . . . . 20
        General Information . . . . . . . . . . . . . . . . . . .24
        Competition . . . . . . . . . . . . . . . . . . . . . . .33
        Compliance with Government Regulation . . . . . . . . . .33
        Patents and Trademarks . . . . . . . . . . . . . . . . . 34
        Need for Any Government Approval of Principal Products . 35
        Research and Development . . . . . . . . . . . . . . . . 35
        Employees . . . . . . . . . . . . . . . . . . . . . . . .35
        Reports to Security Holders . . . . . . . . . . . . . . .35
PLAN OF OPERATION . . . . . . . . . . . . . . . . . . . . . . . .35
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . .42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . 42
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS . . . . . . . . . . . . . . . . . . . . . . .43
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . 45
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . 46
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS . . . . . . . . . . .46
DEALER PROSPECTUS DELIVERY OBLIGATION . . . . . . . . . . . . . .47

                           MISTRAL VENTURES INC.
                       711 CARSON STREET S., SUITE 4
                          CARSON CITY, NV, 89701

                          SUMMARY OF PROSPECTUS
                          =====================

To obtain full and complete information about our company, it is important to read the following summary, together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," "the Company," and "Mistral Ventures" are to Mistral Ventures Inc.

General Information about Our Company
-------------------------------------
Mistral Ventures Inc. (the "Company") was incorporated in the State of
Nevada on May 13, 2005 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this Offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and limited operating history. By
"exploration stage" we mean that we are engaged in the search for mineral deposits or reserves and not in either development or production. Our mining property, the Gold Bug Project, is located in south central British Columbia, Canada, centered approximately 3 miles (5km) southwest of Beaverdell " a community that was involved in silver mining for over 90 years.

Our principal executive offices are located in Nevada at 711 S. Carson Street, Suite 4., Carson City, Nevada and our sole officer and director, Mr. John Xinos, is a Canadian citizen who resides in Vancouver, British Columbia, Canada.

Our only asset is our cash in the bank in the approximate amount of $5,837. Since the Gold Bug Project is located in British Columbia, the Canadian Crown owns the property and our only right to the property consists of mining claims that are owned in the name of our sole director, Mr. John Xinos. Mr. Xinos holds a Free Miner's Certificate and has registered for a BCeID (British Columbia electronic Identification).

Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. We believe an office would be an unnecessary expense for the first two phases of exploratory work on our property and therefore our sole officer and director will use his home or office equipment to complete all preparation work and to hire the expert contractors to do the actual claim work for this first year of operations. For convenience for our sole director, Mr. Xinos, will also receive mail when required at Suite 809 4438 West 10th Ave. in Vancouver BC, Canada.

Our fiscal year end is December 31.

We received our initial funding of $9,000 through the sale of common stock to our sole officer and director who purchased 900,000 shares of our common stock at $0.01 per share on October 27, 2005. In addition, on February 9, 2006, an additional 900,000 common shares of our stock with a deemed value of $.01 per share, or an aggregate amount of $9,000, were issued to our officer and director for the acquisition of his rights and interests in and to the Gold Bug Project mining claims.

From inception until the date of this filing, we have had limited operating activities, have generated no revenues and have incurred a net loss of $19,483. Our independent auditors, James Stafford Chartered Accountants, have rendered an opinion in their audit report expressing substantial doubt as to our ability to continue as a going concern.

We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims and have not yet commenced any exploration activities on the claims. Our mining claims are without known reserves and there is the possibility that they will not contain any reserves, which means that any funds we expend on exploration could be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit on our claims, we will be required to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

There is no current public market for our securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering
------------
Securities Being Offered      2,000,000 Units of Common Stock for $.05 per
                              Unit. Each Unit consists of one share of common stock and two Common Stock Purchase
                              Warrants (the Warrants). Each Warrant entitled the holder to purchase one additional share of common stock at a price of $.l0 per share for a period of two (2) years from the effective date of this offering.

Offering Period	              The Units are being offered for a period of six
                              months or 180 days from the effective date.

Offering Proceeds             This is an "all-or-none" offering, which
                              means if we do not sell all of the Units before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest. The proceeds received will not be held in an escrow or trust account, but rather, will be held in a separate bank account until all Units are sold and all funds are received.

Net Proceeds to Us            Approximately $100,000 (before deduction of
                              the expenses of this offering estimated at approximately $6,500) and an additional
                              $400,000 assuming exercise of all Warrants;
                              however, there can be no guarantee that any or all of the Warrants will be exercised.

Use of Proceeds	            We intend to use the proceeds to pay for
                              offering expenses and for implementing our business operations.

Securities Issued and
Outstanding Before
the Offering                  1,800,000 shares of common stock were issued
                              and outstanding as of the date of this
                              prospectus.

Shares of Common Stock        3,800,000
Outstanding After             5,800,000 (assuming exercise of all Warrants)


                              RISK FACTORS
                              ============

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase the Units. Following are what we believe are all of the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
----------------------------------

1. We are an exploration stage company; have not commenced exploration activities on our mining claim; have generated no revenues; lack an operating history; and expect to incur losses for the foreseeable future. Therefore, an investment in the Units offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
------------------------------------------------------------------------
Our company was incorporated on May 13, 2005 and to date, we have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not yet commenced exploration on the Gold Bug Project claims, nor fully commenced our proposed business operations and, accordingly, we have no way to evaluate the likelihood of the success of our future prospects. Such prospects must be considered in light of the substantial risks, expenses, difficulties and low success rate encountered by new entrants into our industry. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of mineral properties. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Gold Bug Project claims and the production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and you could lose any investment you make in our securities.

2. Because management has no technical experience in mineral exploration, our business has a high risk of failure.
----------------------------------------------------------------------------
Our sole director has no professional training or credentials in the field of geology nor in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Also, with no direct training or experience, our current management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not take into account standard engineering or managerial approaches commonly used by mineral exploration companies. Consequently, our operations, earnings and ultimate financial success may suffer irreparable harm and you could lose any investment you make in our securities.

3. Our independent auditors have issued the opinion that in our current state, there is substantial doubt whether we will be able to continue as a going concern.
----------------------------------------------------------------------------
Our limited exploration stage and lack of any guaranteed sources of future capital and/or revenues raises substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain a start-up company with limited or no material operations, revenues, or profits. In such event, you could risk a total loss of any investment you make in our securities.

4. We will require additional funding to sustain and expand our operations once exploration is complete.
----------------------------------------------------------------------------
Even if we complete our initial exploration program and are successful in identifying a mineral deposit, we will still be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We will require additional financing to perform our additional development activities. We do not currently have any arrangements for financing and may not be able to find such financing if and when required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Without additional funding, we may be only partially successful in implementing our business plan, and our shareholders could suffer a loss of their investment.

5. We have not yet had our property examined in the field by a professional geologist or mining engineer, there is the risk that our property does not contain any known bodies of ore.
----------------------------------------------------------------------------
There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold, silver and other minerals. While we have geological reports detailing previous exploration within the current property boundaries completed by professional geologists between 1981 and 1998, we have not yet engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field. There is the possibility that the previous work was not carried out properly and the Gold Bug Project claims do not contain any reserves, resulting in any funds spent by us on exploration being lost. Also, problems such as unusual or unexpected formations and other conditions involved in mineral exploration often result in unsuccessful exploration efforts. In such case, we would be unable to complete our business plans and you could risk a total loss of any investment you make in our securities.

6. Because we have not surveyed the Gold Bug Project claims, we may discover mineralization on the claims that is not within our claim boundaries.
---------------------------------------------------------------------------
While we have conducted a mineral claims title search to confirm that Madman Mining Company (an unrelated third party) had the right to sell the claims to our president, John Xinos, who now holds the claims in trust, this should not be construed as a guarantee of claim boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside our boundaries and we may not be able to extract them, which could result in a total loss of any investment you make in our securities.

7. If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully advance the mineral claims into commercial production.
----------------------------------------------------------------------------
Our mineral property does not contain any known commercially viable bodies of ore, although mineral concentrations of gold and silver have been found in at least 10 trenches or open cuts and one caved adit on the claim site. (An adit is an opening driven horizontally into the side of a mountain or hill to provide access to proven or potential mineral deposits.) If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claims into commercial production. In such event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

8. Because of the accessibility and previous work on the property, there is a risk that we may incur liabilities or damages as we conduct our business.
----------------------------------------------------------------------------
Our mineral property has tunnels and trenches from previous mining work.
As a result, we may become subject to liability for hazards, including pollution, cave-ins and other hazards against which we cannot insure, or against which we may elect not to insure. In addition, sections of the southern part of our claim are only accessible by all-terrain-vehicles and as such, access may be difficult or even dangerous and could result in accidents or other hazards. Because of the uncertain nature of the possible difficulties/damages we may be unable or unwilling to insure against them. The payment of such liabilities may have a material adverse effect on our financial position, which could result in a loss of any investment you make in our securities.

9. Because access to our mineral claims is often restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.
----------------------------------------------------------------------------
It is possible that snow or rain could cause roads leading to our claims to be impassable. We anticipate being able to access our mineral claims between the months of May and November during which time we intend to conduct our field exploration. However if the roads are impassable we would be delayed in our exploration timetable, which could delay any possible revenues we may gain at any time in the future.

10. Government regulation or other legal uncertainties may increase costs, which would negatively impact our business operations.
----------------------------------------------------------------------------
There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration requires work permits, posting of bonds, as well as the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to our Phase Two operations, which include drilling operations, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring and extracting ore deposits on our claims. In addition to new laws and regulations being adopted, existing laws may be applied to the mining industry that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed, thereby causing a total loss of any investment you make in our securities.

11. Our continued existence and future profitability is highly dependent upon the price of precious metals and ores.
--------------------------------------------------------------------------
Recently, the price of gold has reached all-time highs. The economic viability of our minerals exploration program will be highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability, which could severely impact your ability to ever resell any of our securities you purchase in this offering at a profit, or at all.

RISKS ASSOCIATED WITH THIS OFFERING:
------------------------------------

12. The trading in our securities will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." Buying low-priced penny stocks is very risky and speculative.
---------------------------------------------------------------------------
The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares underlying the Units you may purchase in this offering in the public markets.

13. The offering price of the Units has been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings or other established criteria for valuing a privately held company.
-------------------------------------------------------------------------
We have arbitrarily determined the offering price of the Units. In determining the number of Units to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of Units we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities which could be considerably lower and may never achieve the value you pay for them. As a result, you may lose part or all of the money you invest.

14. We are selling this offering without an underwriter and may be unable to sell any Units.
-------------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, who will receive no commissions.

Mr. Xinos will offer the shares to his friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the Units. In the event we are unable to sell all of the Units in this offering, we will be forced to reduce or abandon our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

15. Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities. Therefore, you may have difficulty selling any shares you purchase in this offering.
--------------------------------------------------------------------------
We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. While we do intend to engage the services of a market make to file an application on our behalf for quotation in the Over-the-Counter Bulletin Board following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or be able to liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares in our company, resulting in an inability to realize any value from your investment and, possibly, a total loss of your investment.

16. You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our sole officer and director, who is our only existing stockholder, acquired his shares at a cost of $.01 per share for 900,000 shares (plus the Gold Bug Project which he vended into the company at the same value for an additional 900,000 shares), which cost per share is substantially less than that which you will pay for any securities you purchase in this offering. Upon completion of this offering, the net tangible book value of the shares held by our existing stockholder (1,800,000 shares) will be increased by approximately $.0232 (103%) per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.026 (52%) per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.024 per share, reflecting an immediate reduction in the price paid.

17. We will be holding all proceeds from the offering in a standard bank checking account until all Units are sold. Because the funds will not be held in an escrow or trust account, there is a risk your monies will not be returned if all the Units are not sold.
----------------------------------------------------------------------------
All funds received from the sale of Units in this offering will be deposited into a separate standard bank checking account until all Units are sold and the offering is closed, after which time, the proceeds will be transferred to our business operating account. In the event all Units in the offering are not sold, we will promptly return all monies deposited to the original purchasers, without interest or penalty. However, since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

18. Our sole director/officer beneficially owns 100% of the outstanding shares of our common stock. After the completion of this offering he will beneficially own 47% of the outstanding shares. If he chooses to sell his shares in the future, it might have an adverse effect on the price of our stock.
----------------------------------------------------------------------------
Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

19. There is no guarantee or assurance that the offering proceeds will not be prematurely used before satisfaction of the "all-or-none" condition of our offering.
-----------------------------------------------------------------------------
Because the proceeds received from investors in this offering will not be held in an escrow or trust account, there can be no assurance that we will be in a position to return funds to investors in this offering in the event we are unable to sell all of the Units, as required by the "all-or-none" provisions. In the event we prematurely use any of the offering proceeds, we may be unable to return all of the offering proceeds to investors. There can be no guarantee without the use of an escrow agent or trust account that the funds will be available for refund if and when needed. In any such event, you could risk a total loss of any investment you make in our securities.

                    FORWARD LOOKING STATEMENTS
                    ==========================

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                         USE OF PROCEEDS
                         ===============

We have estimated the net proceeds from this offering to be $100,000, assuming all Units are sold, which we can't guarantee. During the offering period, we will be placing all monies received from the sale of Units into a separate bank account, where it will remain until the offering is completed. Since this is an "all-or-none" offering, if we are not successful in completing the offering, we will promptly return all monies collected to the subscribers without interest or deduction. Assuming sale of all of the Shares offered herein, of which there is no assurance, the Company estimates that the net proceeds from this Offering will be approximately $93,500 after deducting $6,500 for estimated offering expenses, which include legal, accounting and all filing fees.

If we are successful in completing this offering, we expect to disburse the proceeds in the priority set forth below, during the first 12 months of operation:

Total Proceeds to the Company	                 $ 100,000 (1)
Less: Offering Expenses	                             6,500
                                                   -------
Net Proceeds to the Company                      $  93,500

Phase I Exploration Program                         25,000
Phase II Exploration Program                        63,000
Administration, Rental and Supplies                  1,500
Legal & Accounting                                   3,000
Working Capital (2)                                  1,000
                                                  --------
Total Use of Net Proceeds                        $  93,500
                                                 =========

(1) If any or all of the Warrants are exercised during the 2-year period following completion of this offering, of which there can be no guarantee, the proceeds from such exercise will be used for our mining exploration and development activities, thereby reducing the additional funding we will need.

                   DETERMINATION OF OFFERING PRICE
                   ===============================

The offering price of the Units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered underlying the Units and Warrants, and the offering prices, we took into consideration our cash assets and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

The exercise price of the warrants was arbitrarily determined by us and does not bear any relationship to our assets, book value, earnings, projected revenues or other established criteria. Given the fact that the exercise price of $.10 per share is 2 times the $.05 offering price of the Units in this Offering and 10 times the $.01 price per share paid by our current shareholder for his shares, there is no guarantee that any or all of the Warrants will ever be exercised.


             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             ==============================================

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Units being offered. Dilution of the value of the shares within the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2006, the net tangible book value of our shares of common stock issued and outstanding was ($1,483), a negative value per share of approximately ($.0008), based upon 1,800,000 shares issued and outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the Units and receipt of the total proceeds of $100,000, less offering expenses of $6,500, for a total net proceeds to us of $93,500, the net tangible book value of the 3,800,000 shares to be outstanding will be $92,017, or approximately $.024 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,800,000 shares) will be increased by $.0232 (or approximately 103%) per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.026 (52%) per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be approximately $.024, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, and prior to the exercise of any Warrants, the existing shareholder will own 47% of the total number of shares (1,800,000 shares) then outstanding, for which he will have made an investment of $9,000 (plus a mining property which he exchanged for 900,000 Company shares), or $.01 per Share. Upon completion of the offering, the purchasers of the Units offered hereby will own 53% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share                     	$   .05
Net Tangible Book Value Prior to this Offering      	$  (.0008)
Net Tangible Book Value After Offering              	$   .024
Immediate Dilution per Share to New Investors       	$   .026
Immediate Increase per Share to Current Stockholder   $   .0232

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

If this offering is successful:

                  Price        Number of      Percent of    Consideration
                Per Share     Shares Held     Ownership         Paid
                ---------     -----------     ----------    -------------
Existing
Stockholder      $ .01	       1,800,000        47%           $  9,000

Investors in
This Offering    $ .05         2,000,000      	53%           $100,000


Assuming exercise of all Warrants within two years of completion of this offering, of which there can be no guarantee, the investors would receive financial benefit from the sale of their shares (Warrants), but the percentage of shares held by them in this offering would be further reduced by the number of warrants exercised by the issuance of up to 4,000,000 additional shares of common stock. If all Warrants are exercised, investors in this offering would hold approximately 77% of the total issued and outstanding shares of common stock. There can be no guarantee, however, that any or all of the Warrants will ever be exercised.

                          PLAN OF DISTRIBUTION
                          ====================

Offering Will Be Sold By Our Sole Officer and Director
------------------------------------------------------
This is a self-underwritten offering. This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our sole officer and director to sell the Units directly to the public, with no commission or other remuneration payable to him for any Units he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. John Xinos, our officer and director, will sell the Units and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory
      disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officer and director meets the conditions of paragraph (a)(4)(ii)
      of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any Units in this offering.

Terms of the Offering
---------------------
The Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"). If we are not successful in completing our offering, we will promptly return all money to the investors without interest or deductions.

Deposit of Offering Proceeds
----------------------------
This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all Units are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $100,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our available funds. We strongly urge you to read the risks factor section of this prospectus relating to the risk to you as a purchaser of any Units and possible resulting loss of any investment you may make in our securities.

Procedures and Requirements for Subscription
--------------------------------------------
If you decide to subscribe for any Units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Mistral Ventures Inc.

Exercise of Warrants
--------------------
Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at the price of $.10 per Share for a period of two years from the date of this offering.
We intend to complete and enter into a Warrant Agreement with Signature Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders. Upon completion of this offering, the Warrants will become immediately detachable and may be individually sold in any public market which may develop.

                            LEGAL PROCEEDINGS
                            =================

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
      ============================================================

The name, address, age and position of our present sole officer and director is set forth below:

Name & Address          Age   Position    Date First Elected    Term Expires
--------------          ---   ----------  ------------------    ------------
John Xinos              39    President,      05/13/05           05/13/06
Suite 809                     Secretary,
4438 West 10th Avenue         Treasurer,
Vancouver BC, Canada,         CFO, CEO &
V6J 1M7	                  Director

The foregoing person is a promoter of Mistral Ventures Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes approximately 5 to 7 hours per week to manage the business affairs of our company. After receiving funding per our business plan, Mr. Xinos intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

The sole officer or director of the corporation has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

The sole executive officer and director of the corporation has not been convicted in any criminal proceeding (excluding traffic violations) nor is the subject of a criminal proceeding which is currently pending.

The sole officer and director of the corporation is not the subject of any pending legal proceedings.

Background of Officer and Director
----------------------------------
John Xinos has been the President, CEO, Treasurer, CFO, Secretary, and Director of Mistral Ventures Inc. since inception. For the past 7 years, Mr. Xinos has been the owner and president of two private companies - Pine Street Investments and Fir Street Investments - which are solely involved in the purchase and/or rental or sale of real estate within British Columbia. Mr. Xinos has studied business management at the University of British Columbia although has not registered for the final year required to complete a degree. Mr. Xinos currently devotes approximately 5-7 hours per week to our business.


     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     ==============================================================

The following table sets forth information on the ownership of the voting securities held by officers, directors and 5% shareholders as of the date of this prospectus:

                         No. of	           No. of         Percentage
Name and                 Shares            Shares        of Ownership:
Address of               Before	           After       Before      After
Beneficial Owner(1)     Offering          Offering    Offering    Offering
-------------------    -----------        ---------   --------    --------
John Xinos              1,800,000         1,800,000     100%        47%
809-4438 W. 10th Ave.
Vancouver BC
Canada, V6R 4R8
--------------------
All Officers and
Directors as a Group    1,800,000         1,800,000     100%        47%

(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.


                       DESCRIPTION OF SECURITIES
                       =========================

Common Stock
------------
The authorized capital stock of our company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting
---------------------
The holders of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 47% of the outstanding shares. If all Warrants were to be exercised within two years, the current owner would own 23% of the outstanding shares and all other investors would own 77% of the outstanding shares.

Cash Dividends
---------------
As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our future business operations.


               INTEREST OF NAMED EXPERTS AND COUNSEL
               =====================================

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in our company.

Our financial statements for the period from inception to the year ended December 31, 2005, plus the two-month period ended February 28, 2006, included in this prospectus have been audited and reviewed, respectively, by James Stafford Chartered Accountants, Suite 350 , 1111 Melville Street, Vancouver BC, V6E 3V6, telephone number (604) 669-0711. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler Esq., 3436 American River Drive, Suite 11, Sacramento, California 95864, Telephone (916) 239-4000, has acted as our legal counsel.

Mr. Lloyd Brewer, of Madman Mining Co. Ltd., Suite 314, 800 Pender Street, Vancouver BC, Canada V6C 2V6, an unrelated third party, has provided us with the geology report entitled "Summary Report On the Gold Bug Project".


          DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                      SECURITIES ACT LIABILITIES
          ========================================================

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   ORGANIZATION WITHIN LAST FIVE YEARS
                   ===================================

Mistral Ventures Inc. is a new company incorporated in Nevada on May 13, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. At that time, Mr. John Xinos was named director and sole officer of the company and as such, voted to seek capital and begin development of our business plans. We received our initial funding of $9,000 through the sale of common stock to Mr. Xinos who purchased 900,000 shares of our Common Stock at $0.01 per share on October 27, 2005. On February 9, 2006, an additional 900,000 shares of Common Stock were issued to Mr. Xinos in exchange for mining claims valued in the amount of $9,000 or $0.01 per share. Mr. Xinos, therefore owns a total of 1,800,000 shares of our Common Stock. There are no other stockholders.


                       DESCRIPTION OF BUSINESS
                       =======================
We are an exploration stage company with no revenues and limited operating history. We are involved in the search for mineral deposits or reserves that are not yet in either the development or production stage. Our independent auditors have issued an audit opinion that includes a statement expressing substantial doubt as to our ability to continue as a going concern in our current state. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.3 to this prospectus.

There has been only preliminary work done on our mining claim site, the Gold Bug Project, and as with any prospective mining claim, there is the possibility, or even likelihood, of our mineral claims containing little or no economically viable mineralization or reserves of gold, silver and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field. Because of the possibility that the Gold Bug Project claims do not contain any reserves, funds that we spend on exploration could be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. There are no plans to combine with any other business or to change the company's business activities. In the event that commercially viable minerals are not found on the company's current property, we may seek other mineral properties to explore or other possible business opportunities.

In this Prospectus a combination of Imperial and metric measures are used with respect to mineral properties located in Canada. Conversion rates from Imperial measure to metric and from metric to Imperial are provided below:

-----------------------------------------------------------------------------
Imperial Measure =     Metric Unit   Metric Measure =      Imperial Unit
-----------------------------------------------------------------------------
2.47 acres             1 hectare     0.4047 hectares       1 acre
3.28 feet              1 metre       0.3048 metres         1 foot
0.62 miles             1 kilometre   1.609 kilometres      1 mile
0.032 ounces (troy)    1 gram        31.1 grams            1 ounce (troy)
1.102 tons (short)     1 tonne       0.907 tonnes          1 ton
0.029 ounces (troy)/
ton                    1 gram/tonne  34.28 grams/tonne     1 ounce (troy) ton
-----------------------------------------------------------------------------

Below is a listing of mining terminology for convenience. We have also included an explanation of each term as it appears in the body of this prospectus to allow for easier reading.

Glossary of Mining Terms
------------------------
Adit - An opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.

Altered - Physically or chemically changed rock or mineral subsequent to its formation.

Amphibole - An important group of dark-colored rock-forming, silicate minerals that generally containing ions of iron

Andesite- Volcanic rock characteristically medium dark in color and containing 54 to 62% silica

Anomalous - A departure from the norm which may indicate the presence of mineralization

Basalt- An extrusive volcanic rock

Batholith- A plutonic rock mass which increases in size downward, has no determinable floor, and shows an area of surface exposure exceeding 100 km2.BeddingThe arrangement of sedimentary rocks in layers

Breccia - Rock consisting of fragments, more or less angular, in a matrix of finer-grained material or of cementing material.

Cadmium or Cd - A soft, bluish-white metal and is easily cut with a knife. Physically similar to zinc. Cadmium is used in silver solder and is highly toxic

Carboniferous Age - An Epoch in Earth history about 354-290 million years ago

Chalcopyrite - A sulphide mineral of copper and iron; the most important ore mineral in copper

Channel sample - A sample composed of pieces of vein or mineralized rock that have been taken from a small trench or channel, usually about 3 inches wide and 1 inch deep

Chlorite - A dark green, soft, flaky mineral similar to mica; it is common as an alteration or metamorphic mineral

Copper or Cu - A reddish or salmon-pink isometric mineral, the native metallic element of copper. It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished

Cretaceous - Epoch in Earth history from about 63 million to 135 million years ago. Also refers to the rocks and sediment deposited in that epoch

Dacite - Volcanic rock that characteristically is light in color and contains 62% to 69% silica and moderate amounts of sodium and potassium

Diamond drill - A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections

Down drill

Dyke - A long and relatively thin body of igneous rock that, while in the molten state, intruded older rocks

Eocene age - Epoch in earths history about 34-55 million years ago

Equigranular - Grains within a rock are very similar in size/shape

Erosional remnants - Literally remnants of a rock unit that has not completely eroded away

Fault - A fracture dividing a rock into two sections that have visibly moved relative to each other

Feldspars - silicate minerals which occur in igneous rocks - plagioclase contains calcium and sodium

Felsic - Light-colored rocks containing feldspar and silica

Foliated - the arrangement of a set of minerals in parallel, sheet-like layers that lie perpendicular to the flattened plane of a rock. Occurs in metamorphic rocks

Galena - A lead sulphide - the most common ore mineral of lead

Gangue - Worthless minerals in an ore deposit

Geological mapping - The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map

Geophysical survey - A method of exploration that measures the physical properties of rock formations including magnetism, specific gravity, electrical conductivity and resistance

Gold or Au - A heavy, soft, yellow, ductile, malleable, metallic element. Gold is a critical element in computer and communications technologies

Granite - A coarse-grained intrusive igneous rock consisting of quartz, feldspar and mica

Granodiorite - IgnEous rock, less felsic than granite, typically light in color; rough plutonic equivalent of dacite

Greenstone - Metamorphosed basalt

Hornblende - An igneous rock that contains magnesium, iron, silica and aluminum - is black, brown and green in color. It occurs in crystals of many igneous rocks

Hornfels - A fine-grained contact metamorphic rock

Igneous Rocks - Rocks that crystallize from magma

Interbeds - Several layers of sedimentary rock located side by side

Isolated Rafts - Literally small bodies of a rock unit that "sit" on top of a different rock

Jurassic - Epoch in Earth history from about 135 million to 190 million years ago. Also refers to the rocks and sediment deposited in that epoch

Lead or Pb - Heavy, easily fusible soft malleable base metal of dull pale bluish-grey colour

Limestones - A sedimentary rock composed primarily of calcium carbonate

Lithologies - the character of a rock described in terms of structure, color, mineral composition, grain size, and arrangement of its component parts

Mafic - class of rock which crystallizes from silicate minerals at relatively high temperatures. It is also sometimes called basalt

Metamorphic -A rock that has undergone chemical or structural changes
(heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large amount of change

Meta-wacke - A soft, earthy, dark-colored rock or clay derived from the alteration of basaltMineral claimA portion of land held either by a prospector or a mining company, in British Columbia each claim is 500m x 500m (1,640 ft2)

MMI (Mobile Metal Ion) - A highly sensitive analytical technique that measures the Ions of various metals that are moving upwards from depth

Monzonite - A felsic igneous rock usually light colored with > 20% quartz contentOreA mixture of mineralized rock from which at least one of the metals can be extracted at a profit

Outcrop - A surface exposure of bedrockPlagioclaseAny of a group of feldspars containing a mixture of sodium and calcium feldspars

Plugs - A roughly cylindrical body of igneous rock that, while in the molten state, intruded older rocksPotassicRock that contains potassium

PortalThe entrance to an adit

Precious metal- Any of several metals, including gold and platinum, that have high economic value " metals that are often used to make coins or jewelry

Pyrite- A yellow iron sulphide mineral " sometimes referred to as "fools gold"

Quartz- Common rock forming mineral consisting of silicon and oxygen

Quartz diorite - quartz diorite is a medium to dark grey, medium to coarse-grained intrusive rock. It consists mainly of plagioclase feldspar, some quartz, and abundant dark minerals (roughly a third)

Schists -A coarse-grained, strongly foliated metamorphic rock that develops from phyllite and splits easily into flat, parallel slabs

Sedimentary - Secondary rocks formedfrom material derived from other rocks and laid down underwater.

Shale - A sedimentary rock composed of fine sediment particles - tend to be red, brown, black, or gray, and usually originate in relatively still waters

Shear zone - A zone in which shearing has occurred on a large scale

Silver or Ag - A white metallic element that is ductile, very malleable and capable of a high polish. This precious metal has major industrial applications in photography, x-rays, electronics and electrical contacts, batteries, brazing alloys, catalysts, mirrors, jewelry and sterling ware

Strike - The direction or bearing from true north, of a vein or rock formation measured on a horizontal surface

Soil sampling - The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content

Sphalerite - A zinc sulphide mineral; the most common ore mineral of zinc

Syenite - Usually light in colour - rock contains 90% feldspar in large crystals

Trachytes -light-colored, very fine-grained extrusive igneous rock that is composed chiefly of feldspar with minor amounts other minerals

Trenching - The digging of long, narrow excavation through soil, or rock, to expose mineralization

TRIM map - BC Gov"t - Terrain Resource Information Management Program that produces highly accurate topographical base maps

Tuff - Rock composed of fine volcanic ash

Vein - A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source

Volcanic rock - Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano

Winze - A secondary vertical or near-vertical opening sunk from a point inside a mine for the purpose of connecting with a lower level or of exploring the ground for a limited depth below a level

Zinc or Zn - A white metallic element

The Gold Bug Mining Claim
-------------------------
Currently, our only property, on which the net proceeds of the offering will be spent, is the Gold Bug Project claim, consisting of a six (6) mineral cell claims having a total surface area of approximately 315 acres. The claim is in Beaverdell, British Columbia, Canada (the "Property") and is within the Greenwood Mining Division. The official report lists the Gold Bug claim as being located at 49o24"N latitude and 119o08"W longitude on National Topographic Sheet 82E/06E and alternatively on BC TRIM map sheets 082E035 & 082E045. As a reference point, the site is approximately 170 miles due north of the Grand Coulee Dam in Washington State. The town of Beaverdell is located 3 miles to the northeast of the Property. There is good gravel road access to most, but not all parts of the Property. Further, secondary roads and ATV trails provide access to other parts of the property.

At the current time, the Property is without known exploitable reserves(1) and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

(1) Reserves: For the purposes of this registration statement: that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves consist of:
(a) Proven (Measured) Reserves. Reserves for which: (i) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling;
and (ii) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.
(b) Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

There is not a plant or any equipment currently located on the Property. As noted in the History of Previous Work subsection below, prior to 1971, previous work on the property was done in at least 10 trenches. This work intersected a quartz vein containing some mineralization of gold and silver; however, it must be concluded that it was not at that time, considered to be commercially viable. Further activity was done in 1971, by Husky Oil; in 1981 , by Midland Energy Corporation; and in 1983, by Belinda Mines, but no further development was undertaken, so again, it may be that results were not significant enough to move forward with development. Limited rock sampling, geological sampling and a single survey line across the property were conducted by St. Elias Mines Ltd. without known results. There has been no known activity on the claim site since 1998.

The Geological Survey Branch of the British Columbia Ministry of Energy and Mines has classified the mineralization within the project as a shear(2a)(2b) hosted polymetallic vein(3) (Silver-"Ag", Lead-"Pb", Zinc-"Zn", and Gold-"Au"). The word shear is used in mining with different meanings:

(2a)Shear: a deformation of rocks formed by rock surfaces sliding laterally against each other, usually occurring under pressure caused by earthquakes, volcanos or glacial movement and sometimes containing a variety of mineral resources.

(2b)Shear: can also refer to the face of a vertical cut or groove in the land as sometimes made in open pit mining " a process called "shearing".

(3)Shear-hosted polymetallic vein: a vein of ores contained within a fault or shear that has been recognized to contain a variety of minerals which may or may not be commercially viable.

Shear-hosted polymetallic veins are frequently the source of both proven mineral resources and further exploration to try to discover commercial value. In the case of the Gold Bug Project, there are some showings considered to be worth further exploration, specifically in what is known as the Gold Bug Zone, where trenches and open cuts have exposed a mineralized vein, but it must be understood that substantial potential value is still unproven.

Samples from the zone include 5.8 oz/ton of silver, 1.52% lead and 0.54% zinc from an unspecified interval of diamond drilling and 0.14 oz/ton gold from a grab sample collected from the dump of the caved adit. A single line of soil geochemical sampling identified a silver, lead and gold anomaly located along the projected strike (extension) of the Gold Bug Vein. The down-dip and strike extensions (both north and south) of the known gold, silver, lead and zinc mineralization presents a good target.

Hydro electrical power lines that supply power to the town of Beverdeall are located near the claim boundary. It is however expected that the initial exploration will not be heavily dependent on electrical power, but will be supported by generators.

Location and Access
--------------------
The Gold Bug Project is located approximately 170 miles due north of the Grand Coulee Dam in Washington State, within south-central British Columbia, Canada approximately 180 miles (290km) east of Vancouver, near Beaverdell " an area which has been mined since the early 1900s. Locally it is on the southern end of Cranberry Ridge within the Eugene Creek Valley. The Property is in the Greenwood Mining Division, and is centered at approximately
49O24"N latitude and 119o08"W longitude on NTS map sheet 82 E/6E and alternatively on BC TRIM (BC Gov?t. Terrain Resource Information Management) map sheets 082E035 and 082E045. Beaverdell lies 3 miles (5km) to the northeast, on Highway 33; Kelowna and the junction with Highway 97 lies some 50 miles (80km) to the north, while Rock Creek and the junction of Highways 3 and 33 is 27 miles (45km) to the south. The Eugene Creek logging road leaves Highway 33 approximately 4.3 miles (7km) south of Beaverdell and affords excellent access to the southern area of the claim. Further secondary roads and all terrain vehicle trails provide access to the eastern and central portions of the claim.

Physiography
-------------
The Property is situated within the Monashee Mountains of the BC Southern Interior Physiographic Region, and elevations within the claims ranges from 4,100 feet (1,260m), near the northeastern corner of the Claim to 2,800 feet
(850m) within the Eugene Creek valley at the southeastern corner of the Claim. Slopes within the Claim area are gentle except for the local fairly steep slopes in the area where the land climbs out of the Eugene Creek valley. Vegetation consists mainly of fir; larch and pine, much of it mature second growth. Some of the area has been recently logged. There is relatively little underbrush, and open grassy areas are common. Outcrop of the underlying rock units is poor throughout the Project. It is estimated that less than 5% of the Project contains good rock outcrop exposure. (Outcrop: a protrusion of rock through the soil?s surface.)

The climate features warm summers and mild winters. The West Kettle Valley is fairly dry in the summers with an average yearly precipitation of 20 inches (50cm). A snow pack of 2-3 feet (0.6-0.9m) begins to accumulate in December and lingers in places into May. The recommended field season for initial phases of exploration is from early May to late November. Drilling and underground development can be carried out on a year-round basis with the aid of a bulldozer to keep access roads snow-free.

Ample water is available from Eugene Creek and Tuzo Creek to support all phases of exploration and development.

Proposed Exploration and Development Programs
---------------------------------------------
PHASE I: The Phase I exploration program will be funded from the proceeds of this offering and will take approximately three weeks to complete with an additional three weeks required for analysis. The estimated cost of the Phase I program is $51,000 U.S. ($60,000CDN). This phase will consist of
(1) grid emplacement, that is putting into place a grid for the exploratory work to be done so that the site is methodically, rather than randomly examined for possible reserves; and (2) soil sampling, as well as testing the effectiveness of Mobile Metal Ion and Biogeochemical methods. The additional 3 weeks will include: complete analysis of samples, data compilation and interpretation, drafting and report writing. Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings as at any new showings and/or anomalous areas discovered as a result of the Phase I program. (In this case, anomalous areas refers to a departure from the rock or soil around it which may indicate the presence of mineralization.) We plan to commence Phase 1 of the exploration program on the claims in late spring or early summer of 2006, as soon as weather conditions in the area permit, or when we have completed this offering and have sufficient funds to do so.

The following exploration estimates were provided by the Canadian geologist as part of his report and the dollars are stated in Canadian dollars.

Personnel:
----------
Senior Geologist                  5 days @ $400.00              $ 2,000.00
Project Geologist                22 days @ $300.00                6,600.00
Prospector/Field Assistant       20 days @ $225.00                4,500.00
Prospector/Field Assistant       20 days @ $200.00                4,000.00

Field Costs:
-----------
Field Camp and Supplies          60 man/days @ $60.00/m/d
                                 (including camp rental,
                                 GPS rental, food, prospecting
                                 and sampling equipment, first
                                 aid and chain saw)               3,600.00
Field Communications             Long Distance charges
                                 Motorola 2 way field radios        500.00
Auger Rentals                                                     2,000.00
Survey Consumables               Sample bags, survey flagging,
                                 pickets etc.                     3,200.00
Transportation:
--------------
Truck Rental                     20 days @ $100.00/day            2,000.00
ATV/Trailer Rental               20 days @ $75.00/day             1,500.00
Mob/de-mob                       Vancouver-Beaverdell return
                                 (fuel/meals/motel & truck
                                 mileage charges)                   500.00
Analytical:
----------
Soil Samples                     500 samples @ $23.50/sample
                                 (Au + 32 element ICP)           11,750.00
MMI/Bio Geochemical              10 samples                         350.00
Rock Samples                     30 samples @ $25.00/sample         750.00

Office & Engineering:
--------------------
Report Writing                   Based on results of
                                 Phase I exploration program      5,000.00
Drafting/Cartography             (including field base map and
                                 all final maps detailing
                                 geological mapping, sample
                                 locations and results,
                                 location of old workings and
                                 compilation of results from
                                 previous work on property)       4,000.00
Overhead & Contingency                                            7,750.00
                                                                ----------
Total estimate cost of the Phase I exploration program          $60,000.00
                                                                ==========

PHASE II: The Phase II exploration program is contingent upon the success of the Phase I program and will be partially funded from the proceeds of this offering. Mechanical trenching and diamond drilling are foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $86,000 U.S. ($100,000CDN) and will take approximately three (3) months to complete, including the collection and interpretation of all exploration data. Although the funds from this offering will not allow us to complete all of the analysis of the data received in the exploratory work in Phase II, we do believe we will have enough information to know whether it will likely be viable to proceed or whether we should consider other alternatives including obtaining a different property. In general, we would like to have indications that the mineralization within the veins is worth at least $100 U.S. per ton (gross metal value) to further explore/develop the claims. If a large mineralized vein system is present, the project could be developed on a large scale and, conversely, if a smaller mineralization vein system is present, then the property could be developed on a smaller scale.

The discussions contained herein are management's estimates only, based on the information we have obtained from Madman Mining Co. Ltd., former owner of the Property. Because we have not yet commenced our exploration program, we cannot provide a more detailed discussion of what our plans will be if we find a viable store of minerals on our Property. As there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required is unknown at this time. We are also unable to guarantee that we will be able to raise the additional funding that will be needed to proceed with any subsequent work on the claims if mineralization is found in Phases I and II either from the exercise of the Warrants in this offering or from other sources, including bank loans or additional sales of our equity securities. Based on previous work in the area, recent (limited scale) exploration work and the Summary Report on the Gold Bug Project by Lloyd C. Brewer attached to this prospectus as Exhibit 99.3, indications are that the vein in which the showing is located shows that "the high-grade silver with gold, lead and zinc mineralization occurring within the Project is consistent of the overall grades obtained from the past producing Inyo-Ackworth mine (located to the north of the project), as well as the main mines on Wallace Mountain. It is highly probable that further mineralization will be discovered below and along strike from the known mineralization workings at this area." The information from analytical results of samples collected during the previous work are helpful, as they provide some indication as to the grades and location of minerals present on the claims, although there is no guarantee that previous or future work will result in any exploitable mineral deposits.

Acquisition and Retention of and Title to our Mining Property
-------------------------------------------------------------
The claims are currently held in trust for us in the name of our sole officer and director, John Xinos, whom we acquired them from on February 9, 2006 for 900,000 shares of our common stock with a deemed value of $.01 per share, or an aggregate amount of $9,000. The claim was purchased by John Xinos from Madman Mining Co. Ltd., an unrelated third party mining company, on February 3, 2006 for $10,000 CDN (approximately $8,000 USD).

In order to retain title to the property, exploration work in the amount $1,800 CDN must be completed and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). If work is completed, in any one year (using a year based on the staking date of the claim " in this case March 28), in an amount greater than $1,800, then the excess work can be applied towards future years" exploration requirements. The BCDM charges a filing fee, equal to 10% of the value of the work done to record the work. Alternatively the company can pay "cash in lieu" of, which is also $1,800 per year with a 10% filing fee. We have paid this money in advance to allow us time to complete this offering and raise the proceeds necessary to commence exploratory work on the claim.

Competition
------------
The mining industry is highly competitive and fragmented. We do not compete directly with anyone for the exploration or removal of minerals from our Property, as we currently hold all interest and rights to the claims. Readily available commodities markets exist in Canada and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover if and when we find any mineralization on our claims and are able to extract and bring them to market.

We will, however, be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. Mining is a large industry in Western Canada, which could result in such material and equipment shortages when we are ready to acquire them. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need, we may have to suspend our exploration plans until we are able to obtain them.

Bankruptcy or Similar Proceedings
----------------------------------
We have been involved in no bankruptcy, receivership or similar proceedings.

Reorganizations, Purchase or Sale of Assets
-------------------------------------------
There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of our assets not in the ordinary course of business, nor are any expected in the near future.

Compliance with Government Regulation
------------------------------------
We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada, generally, and in British Columbia, specifically.

The initial steps of exploration can be carried out without permits or notification to any governmental body, as such work is deemed to be "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources (BCDM).

With respect to the mechanized trenching or diamond drilling " a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, we expect that a permit should be issued within 30 days of the filing of our plan of operations. We will be required to obtain a refundable bond in the amount of $2,000-$5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by our trenching and drilling program. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the sites of disturbance.

Although there has recently been some logging in the area, in the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work and trench to work around larger trees (initially) to avoid any disturbance to the trees; however, if the disturbance to larger trees is unavoidable, then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100 each). The bond required by the BCDM is returned (with interest) upon proper cleanup of the site. There will be costs for the crew and equipment required to fill in the trenches, but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, our estimate for these costs will be most likely be less than $2,000 (1 day " equipment/crew).

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts
--------------------------------------------------------------------------
We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these on an ongoing basis; however, we don't expect to enter into any such agreements in the near term.

Research and Development Costs During the Last Two Years
---------------------------------------------------------
We have not expended funds for research and development costs since inception. The geology report and history of the claims were included in the $9,000 payment for the claims and not itemized as a separate cost.

Number of Employees
--------------------
We do not currently have any paid employees. Our only employee is our sole officer and director who currently spends 5-7 hours per week on our business matters. Upon completion of this offering and receipt of the proceeds therefrom, of which there is no assurance, Mr. Xinos plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company.

Reports to Security Holders
---------------------------
We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS
     ===============================================================
General
-------
We are a start-up company and have not yet generated or realized any revenues from our business operations. Our financial statements from inception (May 13, 2005) through February 28, 2006 report no revenues and a net book value loss of $19,483. Furthermore, as we are still in the development stage and expect to continue to operate at a loss for most or all of the first year of our operations as we develop our business.

The following table provides selected financial data about our company for the period from the date of inception on May 13, 2005 to December 31, 2005 and for the 2-month period ended February 28, 2006. For more detailed financial information, please see our financial statements included in this prospectus.

                 Balance Sheet Data:       12/31/05   2/28/06
                 --------------------------------------------
                 Cash in bank               $ 8,677   $ 5,837
                 Total assets               $ 8,927   $ 5,987
                 Total liabilities          $ 5,700   $ 7,470
                 Stockholders' equity       $ 3,227   $(1,483)

We have incurred total expenses of $19,483 since inception, $9,000 of which was spent for the acquisition of our mineral property interests, $8,900 in legal and accounting fees incurred in connection with the preparation and filing of a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission, of which this prospectus is a part. We are relying solely on the proceeds of this offering to commence our exploration and development programs; however, there is no guarantee we will be successful in completing this offering or completing our proposed business plans. Other than the Units offered by this prospectus, no other source of capital has been identified or sought.

We have never had any discussions with any possible acquisition candidate, nor have we any intention of doing so.

We do not expect to purchase any real estate and do not own any to sell.

We do not expect to hire full time employees until our business operations are established and we have constructed and placed our first kiosk.

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations. Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

Plan of Operation
-----------------
Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the Gold Bug Project claims consisting of re-sampling of old workings, geologic mapping, analytical and test surveys. In addition to the $51,000 ($60,000CDN) we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional 40,000 (approx. $46,500CDN) on the early stages of Phase II and approximately $12,000 in professional fees, including fees payable in connection with the filing of this registration statement and complying with our subsequent public company reporting obligations, as well as general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $103,000, which includes the $100,000 to be raised in this offering and our existing cash assets. We are relying solely on the funds from this offering to proceed with our business plans.

PHASE I: The Phase I exploration program will be funded from the proceeds of this offering and will take approximately three weeks to complete with an additional three weeks required for analysis. This phase will consist of (1) grid emplacement, that is putting into place a grid for the exploratory work to be done so that the site is methodically, rather than randomly examined for possible reserves; and (2) soil sampling, as well as testing the effectiveness of Mobile Metal Ion and Biogeochemical methods. The additional 3 weeks will include: complete analysis of samples, data compilation and interpretation, drafting and report writing. Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings as at any new showings and/or anomalous areas discovered as a result of the Phase I program. (In this case, anomalous areas refers to a departure from the rock or soil around it which may indicate the presence of mineralization.) We plan to commence Phase 1 of the exploration program on the claims in late spring or early summer of 2006, as soon as weather conditions in the area permit, or when we have completed this offering and have sufficient funds to do so. The estimated cost of the Phase I program is $51,000 U.S. ($60,000CDN).

PHASE II: The Phase II exploration program is contingent upon the success of the Phase I program and will be partially funded from the proceeds of this offering. Mechanical trenching and diamond drilling are foreseen to be the logical next step. We estimate this phase will take approximately three (3) months to complete, including the collection and interpretation of all exploration data. Although the funds from this offering will not allow us to complete all of the analysis of the data received in the exploratory work in Phase II, we do believe we will have enough information to know whether it will likely be viable to proceed or whether we should consider other alternatives including obtaining a different property. In general, we would like to have indications that the mineralization within the veins is worth at least $100 U.S. per ton (gross metal value) to further explore/develop the claims. If a large mineralized vein system is present, the project could be developed on a large scale and, conversely, if a smaller mineralization vein system is present, then the property could be developed on a smaller scale. The minimum estimated cost of the Phase II program is $86,000 U.S. ($100,000CDN).

Liquidity and Capital Resources
-------------------------------
Our current cash in the bank is $5,837. We believe this small cash balance will be sufficient to fund limited levels of our operations until such time as we are able to sell the Units and raise the funds in this offering. If we experience a shortage of funds prior to funding, our sole officer and director has informally agreed to advance funds to allow us to pay for offering costs, filing fees and miscellaneous expenses; however, we have no formal commitment, arrangement or legal obligation with him to advance or loan funds to us if and when needed. In order to achieve our business plan goals, we are relying solely on receipt of the proceeds from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $9,000 in equity securities to our sole officer and director to implement our minimum level of operations and prepare this prospectus to raise additional funds needed for the exploration and development of our Property.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as a going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals from our Property, of which there can be no assurance.

Our exploration target is to find exploitable minerals on our property.
Our success depends on achieving that target. There is the likelihood that our mineral claims will contain little or no economic mineralization or reserves of gold and other minerals. We have not yet engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field, and we will not do so until this offering is completed and we have the funds to do so, of which there is no guarantee. There is the possibility that the Gold Bug claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying any mineral deposits, we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We are unable to assure you we will be able to raise the additional funds necessary through the exercise of the Warrants to implement any future exploration or extraction program even if mineralization is found.

Critical Accounting Policies
----------------------------
Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the company will have a net operating loss carryover to be used for future years. We have not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net loss per common share - We compute net loss per common share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from May 13, 2005 (Date of Inception) through February 2006, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be anti-dilutive.

Revenue recognition " We have had no revenues to date from operations; as a result, a revenue recognition policy has not yet been formulated by our board of directors.

Stock-based compensation " We will apply Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees.
Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, we will apply SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

There were no stock options granted for the period from inception to February 28, 2006. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of our common stock as of February 28, 2006.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. We are currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.


                       DESCRIPTION OF PROPERTY
                       -----------------------

We are currently using the office premises of our sole officer and director on a rent-free basis at 809-4438 West 10th Avenue, Vancouver BC, Canada, V6R 4R8. The premises include a telephone, answering machine, fax machine and a computer system, which is adequate for our current business operations.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            ----------------------------------------------

The principal executive office and telephone number are provided by our sole officer and director at no cost to us. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

As of June 9, 2005, we owed our sole officer and director $500 for a cash loan advanced to us for incorporation expenses. The loan is unsecured and interest free with no specified terms of repayment.

On October 27, 2005, a total of 900,000 shares of Common Stock were issued in exchange for cash in the amount of $9,000 U.S., or $.01 per share. On February 9, 2005, a total of 900,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $9,000 U.S., or $.01 per share. The terms of these stock issuances were as fair to the company, in Mr. Xinos's opinion as the sole officer and director, as could have been made with an unaffiliated third party. In making this determination, he relied upon the fact that the 900,000 shares were valued and purchased for approximately $9,000 in cash and the 900,000 shares issued for the $9,000 valuation of the mineral claim interest which was the amount he had paid for the mining claims.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Following completion of this offering, of which there is no guarantee, we plan to contact a market maker to file an application on our behalf to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between our company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we had one shareholder of record. We have paid no cash dividends and have no outstanding options.

Penny Stock Rules
------------------
The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

-  	contains a toll-free telephone number for inquiries on disciplinary actions;

-  	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
------------
Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Transfer Agent
--------------
The stock transfer agent for our securities is Signature Stock Transfer, 2301 Ohio Drive " Suite 100, Plano, Texas 75093 telephone (972)612-4120.


                         EXECUTIVE COMPENSATION
                         ----------------------

Our current sole officer and director receives no compensation.

----------------------------------------------------------------------------
                       SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------
                               Annual Compensation         Long-Term Comp.
                                                          Awards    Payouts
Name and                  Consulting        Other Annual
Position(s)          Year      Fees  Bonus  Compensation
----------------------------------------------------------------------------
John Xinos,           2005     0      0          0           0        0
President             2006     0      0          0           0        0
----------------------------------------------------------------------------

There are no current employment agreements with our sole officer and director.

The officer currently devotes an immaterial amount of time to manage the affairs of the company, approximately 5-7 hours per week. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, nor what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.


                          FINANCIAL STATEMENTS
                          --------------------
Our financial statements for the period from the date of inception on May 13, 2005 to December 31, 2005 (audited) and for the 2-month period ended February 28 2006 (unaudited), immediately follow.

                    Mistral Ventures, Inc.
                (An Exploration Stage Company)

                    Financial Statements
                 (Expressed in U.S. Dollars)
                     31 December 2005

James Stafford
Chartered Accountants*
Suite 350 - 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
* Incorporated professional

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Mistral Ventures, Inc.
(An Exploration Stage Company)

We have audited the balance sheet of Mistral Ventures, Inc. as of 31 December 2005 and the related statements of operations, cash flows and changes in stockholders' equity for the period from the date of inception on 13 May 2005 to 31 December 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 31 December 2005 and the results of its operations, its cash flows and its changes in stockholders' equity for the period from the date of inception on 13 May 2005 to 31 December 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ James Stafford
Chartered Accountants
Vancouver, Canada

23 March 2005

       <CAPTION
                        Mistral Ventures, Inc.
                   (An Exploration Stage Company)
                           Balance Sheet
                     (Expressed in U.S. Dollars)
                       As at 31 December 2005



                                                      $
Assets
------
Current
-------
Cash and cash equivalents                            8,677
Prepaid expenses                                       250
                                                  --------
                                                     8,927
                                                  ========
Liabilities
----------
Current
-------
Accounts payable and accrued liabilities (Note 3)    5,200
Due to related party (Note 4)                          500
                                                  --------
                                                     5,700
                                                  --------
Stockholders' equity
--------------------
Capital stock (Note 5)
 Authorized
   75,000,000 of common shares, par value $0.001
 Issued and outstanding
   2005 - 900,000 common shares, par value $0.001      900
Additional paid in capital                           8,100
Deficit, accumulated during the exploration stage   (5,773)
                                                  --------
                                                     3,227
                                                  --------
                                                     8,927
                                                  ========

Nature and Continuance of Operations (Note 1)

Subsequent Event (Note 8)

On behalf of the Board:
/s/ John Xinos, Director
By: John Xinos

The accompanying notes are an integral part of these financial statements.


                       Mistral Ventures, Inc.
                   (An Exploration Stage Company)
                      Statement of Operations
                     (Expressed in U.S. Dollars)
For the period from the date of inception on 13 May 2005 to 31 December 2005


                                                        $
Expenses
--------
Legal and accounting                                  5,200
Office and miscellaneous                                 18
Transfer agent fees                                     555
                                                    -------
Net loss for the period                              (5,773)
                                                    =======
Basic and diluted earnings per common share           (0.01)
                                                    =======
Weighted average number of common shares used
in per share calculations                           900,000
                                                    =======



















The accompanying notes are an integral part of these financial statements.





                        Mistral Ventures, Inc.
                   (An Exploration Stage Company)
                       Statement of Cash Flows
                     (Expressed in U.S. Dollars)
For the period from the date of inception on 13 May 2005 to 31 December 2005


                                                           $

Cash flows from operating activities
------------------------------------
Net loss for the period                                 (5,773)
Changes in operating assets and liabilities
  Increase in prepaid expenses                            (250)
  Increase in accounts payable and accrued liabilities   5,200
  Increase in due to related party                         500
                                                        ------
                                                          (323)
Cash flows from financing activities
------------------------------------
Common shares issued for cash                            9,000
                                                        ------
Increase in cash and cash equivalents,
 being cash and cash equivalents, end of period          8,677
                                                         ======





Supplemental Disclosures with Respect to Cash Flows (Note 7)











The accompanying notes are an integral part of these financial statements.



                       Mistral Ventures, Inc.
                   (An Exploration Stage Company)
            Statements of Changes in Stockholders' Equity
                     (Expressed in U.S. Dollars)


                                            Additional
                     Number of     Share    Paid-In             Stockholders'
                       Shares      Capital  Capital   Deficit     Equity
                     ---------     -------  -------- ---------- ------------
Balance at May 13,
2005 (Inception)           -       $    -   $        -  $      - $         -


Common shares
issued - cash
($0.01 per share)
(Note 5)                900,000       900        8,100         -       9,000

Net loss for the
period                     -            -            -    (5,773)     (5,773)
                      ------------------------------------------------------

Balance at 31
December 2005           900,000    $  900   $    8,100  $ (5,773) $   (3,227)
                      ========================================================













The accompanying notes are an integral part of these financial statements.

                           Mistral Ventures, Inc.
                      (An Exploration Stage Company)
                       Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                             31 December 2005

1. Nature and Continuance of Operations

Mistral Ventures, Inc. was incorporated in the State of Nevada on 13 May 2005 to engage in the acquisition, exploration and development of natural resources properties.

The Company is an exploration stage company as defined by Statement of Financial Accounting Standard ('SFAS") No. 7. The Company had not acquired any mineral properties interest at 31 December 2005 but did acquire one property interest subsequent to 31 December 2005 (Note 8). The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company's financial statements as at 31 December 2005 and for the period from the date of inception on 13 May 2005 to 31 December 2005 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $5,773 for the period from the date of inception on 13 May 2005 to 31 December 2005 and has working capital of $3,227 at 31 December 2005.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. However, based on its prior demonstrated ability to raise capital, management believes that the Company's capital resources should be adequate to continue operating and to maintain its business strategy during fiscal 2006. However, if the Company is unable to raise additional capital in the near future, due to the Company's liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favourable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

                           Mistral Ventures, Inc.
                      (An Exploration Stage Company)
                       Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                             31 December 2005
Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage companies, and are expressed in U.S. dollars. The Company's fiscal year end is 31 December.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral property costs

The Company has been in the exploration stage since its formation on 13 May 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Although the Company will take steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Reclamation costs

The Company's policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management's estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Certain reclamation work is performed concurrently with mining and these expenditures are charged to operations at that time.

Financial instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related party approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The

                          Mistral Ventures, Inc.
                      (An Exploration Stage Company)
                       Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                             31 December 2005

Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Environmental expenditures

The operations of the Company have been, and may in the future be, affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

                         Mistral Ventures, Inc.
                     (An Exploration Stage Company)
                      Notes to Financial Statements
                       (Expressed in U.S. Dollars)
                           31 December 2005

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 31 December 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Segments of an enterprise and related information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Start-up expenses

The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from the date of inception on 13 May 2003 to 31 December 2005.

                           Mistral Ventures, Inc.
                     (An Exploration Stage Company)
                      Notes to Financial Statements
                       (Expressed in U.S. Dollars)
                            31 December 2005

Foreign currency translation

The Company's functional and reporting currency is in U.S. dollars. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 154, Accounting Changes and Error Corrections " A Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 changes the requirements for the accounting for and the reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin ("SAB") No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

                           Mistral Ventures, Inc.
                     (An Exploration Stage Company)
                      Notes to Financial Statements
                       (Expressed in U.S. Dollars)
                            31 December 2005

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets " An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock
Issued to Employees and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award " the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

                           Mistral Ventures, Inc.
                     (An Exploration Stage Company)
                      Notes to Financial Statements
                       (Expressed in U.S. Dollars)
                            31 December 2005


The FASB has also issued SFAS No. 151 and 152, but they will not have an effect of the financial reporting of the Company.

3. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

4. Due to Related Party

As at 31 December 2005, the amount due to related party consists of $500 payable to a director and shareholder of the Company. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

5. Capital Stock

Authorized

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

The total issued and outstanding capital stock is 900,000 common shares with a par value of $0.001 per common share.

On 27 October 2005, 900,000 common shares of the Company was issued for cash proceeds of $9,000.

6. Income Taxes

The Company has losses carried forward for income tax purposes to 31 December 2005. There are no current or deferred tax expenses for the year ended 31 December 2005 due to the Company"s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

                          Mistral Ventures, Inc.
                     (An Exploration Stage Company)
                      Notes to Financial Statements
                       (Expressed in U.S. Dollars)
                            31 December 2005


The provision for refundable federal income tax consists of the following:

                                                     For the period
                                                   from the date of
                                                       inception on
                                                     13 May 2005 to
                                                   31 December 2005
                                                                  $

Deferred tax asset attributable to:
Current operations                                            1,963
Less: Change in valuation allowance                          (1,963)
                                                          ---------
Net refundable amount                                             -
                                                          =========

The composition of the Company's deferred tax assets as at 31 December 2005 is as follows:


                                                    31 December 2005
                                                                   $

Net income tax operating loss carryforward                    (5,773)
                                                           =========

Statutory federal income tax rate                                 34%
Effective income tax rate                                          0%

Gross deferred tax assets                                      1,963
Less: Valuation allowance                                     (1,963)
                                                           ---------
Net deferred tax asset                                             -
                                                           =========

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 31 December 2005, the Company has an unused net operating loss carry-forward balance of approximately $5,773 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires in 2025.

                         Mistral Ventures, Inc.
                     (An Exploration Stage Company)
                      Notes to Financial Statements
                       (Expressed in U.S. Dollars)
                               (Audited)
                           31 December 2005



7. Supplemental Disclosures with Respect to Cash Flows

                                                     For the period
                                                   from the date of
                                                       inception on
                                                     13 May 2005 to
                                                   31 December 2005
                                                                  $

Cash paid during the year for interest                           -
Cash paid during the year for income taxes                       -


8. Subsequent Event

Subsequent to 31 December 2005, the Company acquired a 100% interest in a mineral property located in Greenwood Mining Division, British Columbia, Canada (the "Gold Bug Property") from a director and shareholder of the Company for proceeds of 900,000 common shares of the Company valued at $9,000. The Gold Bug Property is currently held in trust for the Company by the director and shareholder.

                            Mistral Ventures, Inc.
                        (An Exploration Stage Company)
                             Financial Statements
                         (Expressed in U.S. Dollars)
                                 (Unaudited)
                              28 February 2006

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                              Balance Sheets
                         (Expressed in U.S. Dollars)
                                (Unaudited)
                                              28 February  31 December
                                                     2006         2005
                                                        $            $
Assets
------
Current
-------
Cash and cash equivalents                           5,837       8,677
Prepaid expenses                                      150         250
                                                 --------    --------
                                                    5,987       8,927
                                                 ========    ========
Liabilities
-----------
Current
-------
Accounts payable and accrued liabilities (Note 4)   6,970       5,200
Due to related party (Note 5)                         500         500
                                                 --------    --------
                                                    7,470       5,700
                                                 --------    --------
Stockholders' equity
--------------------
Capital stock (Note 7)

Authorized
 75,000,000 of common shares, par value $0.001
Issued and outstanding
 28 February 2006 - 1,800,000 common shares, par
 value $0.001
 31 December 2005 - 900,000 common shares, par
 value $0.001                                      1,800          900
Additional paid in capital                        16,200        8,100
Deficit, accumulated during the
exploration stage                                (19,483)      (5,773)
                                                --------      -------
                                                  (1,483)       3,227
                                                --------      -------
                                                   5,987        8,927
                                                ========      =======

Nature and Continuance of Operations (Note 1)

On behalf of the Board:
/s/ John Xinos, Director
By: John Xinos

                           Mistral Ventures, Inc.
                      (An Exploration Stage Company)
                         Statements of Operations
                        (Expressed in U.S. Dollars)
                                (Unaudited)

                                                For the
                                            period from
                                            the date of  For the two
                                              inception        month
                                              on 13 May       period
                                             2005 to 28     ended 28
                                               February     February
                                                   2006         2006
                                                      $            $

Expenses
--------
Acquisition of mineral property interest
(Notes 3 and 6)                                   9,000        9,000
Bank charges and interest                            15           15
Legal and accounting                              8,900        3,700
Office and miscellaneous                            843          825
Transfer agent fees                                 725          170
                                               --------     --------
Net loss for the period                         (19,483)     (13,710)
                                               ========     ========


Basic and diluted earnings per common share                    (0.01)
                                                            ========
Weighted average number of common shares used
in per share calculations (Note 2)                         1,189,831
                                                           =========













                                    62





                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                          Statements of Cash Flows
                         (Expressed in U.S. Dollars)
                                (Unaudited)

                                                For the
                                            period from
                                            the date of  For the two
                                              inception        month
                                              on 13 May       period
                                             2005 to 28     ended 28
                                               February     February
                                                   2006         2006
                                                      $            $

Cash flows from operating activities
------------------------------------
Net loss for the period                         (19,483)     (13,710)
  Adjustments to reconcile loss to net
  cash used by operating activities
    Mineral property acquisition costs for
    common shares (Notes 3 and 6)                 9,000        9,000
Changes in operating assets and liabilities
  Decrease (increase) in prepaid expenses          (150)         100
  Increase in accounts payable and
   accrued liabilities                            6,970        1,770
  Increase due to related party                     500            -
                                              ---------     --------
                                                 (3,163)      (2,840)
Cash flows from financing activities
------------------------------------
Common shares issued for cash                     9,000            -

Increase (decrease) in cash and cash
equivalents                                       5,837       (2,840)

Cash and cash equivalents, beginning of
period                                                -        8,677
                                              ---------     --------

Cash and cash equivalents, end of period          5,837        5,837
                                              =========     ========


Supplemental Disclosures with Respect to Cash Flows (Note 9)



                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
               Statements of Changes in Stockholders' Equity
                         (Expressed in U.S. Dollars)
                                (Unaudited)



                                            Additional
                     Number of     Share    Paid-In             Stockholders'
                       Shares      Capital  Capital   Deficit     Equity
                     ---------     -------  -------- ---------- ------------
Balance at May 13,
2005 (Inception)           -       $    -   $        -  $      - $         -

Common shares
issued - cash
($0.01 per share)       900,000       900        8,100         -       9,000

Net loss for the
period                     -            -            -    (5,773)     (5,773)
                      ------------------------------------------------------

Balance at 31
December 2005           900,000    $  900   $    8,100  $ (5,773) $   (3,227)

Common shares
issued - mineral
property ($0.01 per
share)(Notes 3 and 6)   900,000       900        8,100         -       9,000

Net loss for the
period                     -            -            -   (13,710)    (13,710)
                      ------------------------------------------------------

Balance at
28 February 2006      1,800,000    $1,800   $   16,200  $(19,483) $   (1,483)
                      ======================================================




                          Mistral Ventures, Inc.
                      (An Exploration Stage Company)
                       Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                             28 February 2006


1. Nature and Continuance of Operations

Mistral Ventures, Inc. was incorporated in the State of Nevada on 13 May 2005 to engage in the acquisition, exploration and development of natural resources properties.

The Company is an exploration stage company as defined by Statement of Financial Accounting Standard ('SFAS") No. 7. The Company has acquired a mineral property interest located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company's financial statements as at 28 February 2006 and for the two month then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $13,710 for the two month period ended 28 February 2006 and working capital deficit of $1,483 at 28 February 2006 (31 December 2005 ' working capital of $3,227).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. However, based on its prior demonstrated ability to raise capital, management believes that the Company's capital resources should be adequate to continue operating and to maintain its business strategy during fiscal 2006. However, if the Company is unable to raise additional capital in the near future, due to the Company's liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favourable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                              28 February 2006

Basis of presentation

These unaudited interim financial statements have been prepared in accordance with accounting policies as set out in the Company's audited financial statements for the period ended 31 December 2005, except as described in this note.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") applicable for exploration stage company for interim financial information and are expressed in U.S. dollars. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the two month period ended 28 February 2006 are not necessarily indicative of the results that may be expected for the year ended 31 December 2006. For further information, refer to the audited financial statements of the Company for the period ended 31 December 2005.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral property costs

The Company has been in the exploration stage since its formation on 13 May 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized.
Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Although the Company will take steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                              28 February 2006

Reclamation costs

The Company's policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management's estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Certain reclamation work is performed concurrently with mining and these expenditures are charged to operations at that time.

Financial instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related party approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Environmental expenditures

The operations of the Company have been, and may in the future be, affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                              28 February 2006


Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 28 February 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.
Segments of an enterprise and related information

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                              28 February 2006

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public.
It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Start-up expenses

The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from the date of inception on 13 May 2003 to 28 February 2006.

Foreign currency translation

The Company's functional and reporting currency is in U.S. dollars. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                              28 February 2006

Concentrations of credit risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Risks and uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 154, Accounting Changes and Error Corrections " A Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 changes the requirements for the accounting for and the reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin ("SAB") No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                        (Expressed in U.S. Dollars)
                                (Unaudited)
                              28 February 2006


In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets " An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award " the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

The FASB has also issued SFAS No. 151 and 152, but they will not have an effect of the financial reporting of the Company.

                              Mistral Ventures, Inc.
                          (An Exploration Stage Company)
                           Notes to Financial Statements
                            (Expressed in U.S. Dollars)
                                  (Unaudited)
                               28 February 2006

3. Mineral Property

During the two month period ended 28 February 2006, the Company acquired a 100% interest in a mineral property located in Greenwood Mining Division, British Columbia, Canada (the "Gold Bug Property") from a director and shareholder of the Company for proceeds of 900,000 common shares of the Company valued at $9,000. The Gold Bug Property is currently held in trust for the Company by the director and shareholder (Notes 6, 7 and 9).

4. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5. Due to Related Party

As at 28 February 2006, the amount due to related party consists of $500 payable to a director and shareholder of the Company (31 December 2005 - $500). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

6. Related Parties Transactions

During the two month period ended 28 February 2006, the Company acquired an interest in the Gold Bug Property from a director and shareholder of the Company (Notes 3, 7 and 9).

7. Capital Stock

Authorized

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

The total issued and outstanding capital stock is 1,800,000 common shares with a par value of $0.001 per common share.

On 9 February 2006, the Company issued 900,000 common shares valued at $0.01 per share for the acquisition of mineral property interests
(Note 3s 3, 6 and 9).

                             Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                          (Expressed in U.S. Dollars)
                                 (Unaudited)
                              28 February 2006

8. Income Taxes

The Company has losses carried forward for income tax purposes to 28 February 2006. There are no current or deferred tax expenses for the period ended 28 February 2006 due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

                                           For the period
                                         from the date of     For the two
                                             inception on    month period
                                           13 May 2005 to        ended 28
                                         31 December 2005   February 2006
                                                        $               $
Deferred tax asset attributable to:
Current operations                                  6,624           4,661
Less: Change in valuation allowance                (6,624)         (4,661)
                                                ---------        --------
Net refundable amount                                   -               -
                                                =========        ========

The composition of the Company's deferred tax assets as at 28 February 2006 and 31 December 2005 are as follows:

                                              28 February     31 December
                                                     2006            2005
                                                        $               $

Net income tax operating loss carryforward        (19,483)        (5,773)
                                               ==========     ==========
Statutory federal income tax rate                     34%            34%
Effective income tax rate                              0%             0%
Gross deferred tax assets                           6,624          1,963
Less: Valuation allowance                          (6,624)        (1,963)
                                               ----------     ----------
Net deferred tax asset                                  -              -
                                               ==========     ==========

                           Mistral Ventures, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                         (Expressed in U.S. Dollars)
                                (Unaudited)
                             28 February 2006


The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 28 February 2006, the Company has an unused net operating loss carry-forward balance of approximately $19,483 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires in 2025.

9. Supplemental Disclosures with Respect to Cash Flows

                                                     For the
                                                 period from
                                                 the date of   For the two
                                                   inception         month
                                                   on 13 May        period
                                                  2005 to 28      ended 28
                                                    February      February
                                                        2006          2006
                                                           $             $

Cash paid during the year for interest                   -             -
Cash paid during the year for income taxes               -             -



During the two month period ended 28 February 2006, the Company issued 900,000 common shares valued at $9,000 for the acquisition of the mineral property interests (Notes 3, 6 and 7).

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ================================================

Item 24 - Indemnification of Directors and Officers
---------------------------------------------------
Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25 - Other Expenses of Issuance and Distribution
-----------------------------------------------------
Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

          SEC Filing Fees            $     70
          Legal Fees                 $  2,000
          Accounting/Auditing        $  3,000
          Transfer Agent Fees        $    500
          Printing of Prospectus     $    300
  	  Misc./Contingency          $    630
                                     --------
              TOTAL                  $  6,500

Item 26 - Recent Sales of Unregistered Securities
-------------------------------------------------
Following is the issuance of securities without registration since inception. No issuance involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend and no commissions were paid in connection with the issuance of these securities.

On October 27, 2005, 900,000 shares were issued to John Xinos, our founder, President, Secretary, Treasurer, Chief Financial Officer and sole director, as founder's shares, in exchange for services rendered to date to registrant, which include: the original company incorporation and office setup, the business plan, basic office supplies, a home office and computer and basic office equipment usage. The total value of these securities is $9,000, which is 900,000 shares at $.01 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. The securities bear a restrictive legend and were issued to a non-US resident.

Item 27 - Exhibits
------------------
Exhibit Index:
--------------
The following exhibits are filed as part of this Registration Statement:


        Number         Description
        -------        ------------
        3.1           Articles of Incorporation
	3.2           Bylaws
        5             Opinion re: Legality
       10             Trust Agreement between Mistral Ventures and John Xinos
       23.1           Consent of Counsel (see Exhibit 5)
       23.2           Consent of Independent Auditor
       23.3           Consent of Geologist
       99.1           Proposed Form of Subscription Agreement
       99.2           Proposed Form of Warrant Agreement
       99.3           Geology Report


Item 28 - Undertakings
----------------------
The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on 439A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6.	For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.


                             SIGNATURES
                             ==========

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver BC, country of Canada.

April 12, 2006                      Mistral Ventures, Inc.

                                    /s/ John Xinos

                                    By: John Xinos, President, CEO and
                                        Principal Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

April 12, 2006                      Mistral Ventures, Inc.

                                    /s/ John Xinos

                                    By: John Xinos, President, CEO,
                                        Principal Executive Officer,
                                        Principal Financial Officer and
                                        Principal Accounting Officer